UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 1, 2014

MANHATTAN SCIENTIFICS, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28411	85-0460639
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York, 10174
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (212) 541-2405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, on September 12, 2009, Manhattan Scientifics, Inc. (the “Company”) entered into an agreement (the "Agreement") with Carpenter Technology Corporation (“Carpenter”) pursuant to which Carpenter received from the Company a field-limited exclusive sublicense of certain patents and intellectual property on a new class of metals and alloys initially developed at the Los Alamos National Security, LLC in consideration of fixed payments from Carpenter over an anticipated four-year period as well as royalty payments based on a percentage of Carpenter’s sales.

On April 1, 2014, the Company received a minimum royalty payment from Carpenter in the amount of $600,000.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

Date: April 1, 2014	By:	/s/ Emmanuel Tsoupanarias
New York, New York	Name:	Emmanuel Tsoupanarias
	Title:	Chief Executive Officer

 3